Exhibit 99.1

                            PRESS RELEASE

FOR IMMEDIATE RELEASE

DATE:          August 4, 2005

CONTACT:       Michael Helser, Chief Financial Officer
               AnchorBank
               (608) 252-1810


      Anchor Bancorp Wisconsin Inc. Meets Nasdaq Listing Requirements
               Company files annual report on August 2, 2005



     MADISON, Wis.(August 4, 2005)-Anchor BanCorp Wisconsin Inc. (NASDAQ:
ABCW) announced today that on August 2, 2005, it filed its Annual Report on Form 10-K for the year ended March 31, 2005, meeting all compliance requirements for continued listing of its common stock on the Nasdaq Stock Market. Accordingly, the "E" appended to the trading symbol of the company's common stock will be removed, and the trading symbol will revert back to "ABCW" at the opening of business on August 5, 2005.

     Anchor BanCorp previously reported that on July 1, 2005, it received a notice from the Listing Qualifications Department of the Nasdaq Stock Market stating that the company's common stock was subject to delisting because the company's Annual Report Form 10-K for the year ended March 31, 2005, had not been timely filed. Anchor's subsequent request for a hearing to appeal the delisting is no longer necessary.

     Founded in 1919, AnchorBank is one of the state's largest financial institutions with 57 full-service and two lending-only facilities located throughout Wisconsin. AnchorBank, fsb is a wholly-owned subsidiary of Anchor BanCorp Wisconsin Inc. Anchor BanCorp's stock is traded on the over-the-counter market under the NASDAQ symbol ABCW.

     For more information, please contact Chief Financial Officer Michael Helser, at (608) 252-1810.